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                               AMENDMENT NO. 1 TO

                                MERGER AGREEMENT

                                   dated as of

                                February 23, 1998

                                      among

                     EAGLE-PICHER INDUSTRIES, INC. PERSONAL

                            INJURY SETTLEMENT TRUST,

                         EAGLE-PICHER INDUSTRIES, INC.,

                           EAGLE-PICHER HOLDINGS, INC.

                                       and

                              E-P ACQUISITION, INC.



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                       AMENDMENT NO. 1 TO MERGER AGREEMENT

     AMENDMENT NO. 1 TO MERGER AGREEMENT (this "Amendment"), dated as of February 23, 1998, among Eagle-Picher Industries, Inc. Personal Injury Settlement Trust, an Ohio trust (the "Trust"), Eagle-Picher Industries, Inc., an Ohio corporation (the "Company"), Eagle-Picher Holdings, Inc., a Delaware corporation ("Holdings"), and E-P Acquisition, Inc., a Delaware corporation and a wholly-owned subsidiary of Holdings ("Acquisition"), amending the Merger Agreement, made as of December 23, 1997, among the Trust, the Company, Holdings and Acquisition (the "Merger Agreement").

     The parties to the Merger Agreement desire to amend the Merger Agreement on the terms set forth herein. Accordingly, this Amendment shall be deemed to be part of the Merger Agreement and all references in the Merger Agreement to "this Agreement" (or similar terminology) shall be deemed to refer to the Merger Agreement after giving effect to the amendments set forth in this Amendment. All capitalized terms used herein, unless otherwise defined herein, are used as defined in the Merger Agreement.

     In consideration of the mutual covenants and agreements contained in the Merger Agreement and in this Amendment, and notwithstanding anything in the Merger Agreement to the contrary, the parties hereto agree as follows:

     1. Amendment to Section 1.7(c) of the Merger Agreement. Section 1.7(c) of the Merger Agreement is hereby amended by adding the language "from Acquisition (and Holdings shall cause Acquisition to pay to the Trust)" after the language "shall be converted into and become the right to receive" in the third line of
Section 1.7(c).

     2. Amendment to Article 4 of the Merger Agreement. Article 4 of the Merger Agreement is hereby amended by adding the following Sections 4.16, 4.17, 4.18 and 4.19:

          4.16 Assignment to the Trust of Certain Claims Against Third Parties. Except as set forth in Section 4.18, the Company and the Company Subsidiaries hereby (i) assign to the Trust all rights, claims, and causes of action of the Company and Company Subsidiaries against any third party arising out of (x) any payment made by the Company or Company Subsidiaries prior to the Closing Date to any claimant alleging bodily injury from exposure to asbestos-containing products and (y) any defense costs incurred by the Company or Company Subsidiaries prior to the Closing Date in the defense of claims alleging bodily injury from exposure to asbestos-containing products, (ii) agree to execute and deliver to the Trust such documents as shall, in the reasonable opinion of the Trust, be necessary to further evidence the assignment referred to in clause (i) of this Section 4.16, and (iii) shall transfer to the Trust upon its request originals or complete and correct copies of all files, records and other documents relating to the matters referred to in clause (i) of this Section 4.16.

          4.17 Claims by the Trust of Rights Under Certain Insurance Policies.

          (a) Except as set forth in Section 4.18, the Company and the Company


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Subsidiaries acknowledge that the Trust is an insured party under all general liability, umbrella, and excess liability policies issued to the Company, a Company Subsidiary or any current or former Affiliate of the Company prior to December 23, 1997 to the extent such policies cover claims alleging bodily injury arising out of exposure to lead-containing products (the "Lead Policies").

          (b) Except as set forth in Section 4.18, Holdings, the Company, the Company Subsidiaries and their respective Affiliates (i) shall refrain from opposing, contesting or impeding, in any manner whatsoever, any claim the Trust may make for coverage under the Lead Policies for claims alleging bodily injury as a result of exposure to lead-containing products and (ii) shall provide reasonable cooperation to the Trust in pursuing any such claims under the Lead Policies, provided that the Company shall not be required to incur any unreasonable expense in providing such cooperation.

          4.18 Certain Insurance Claims.

          (a) Section 4.16 shall not apply to (i) any claims against Liberty Mutual Insurance Company, or any of its Affiliates, of any rights, claims, payments or causes of action in connection with the matter of Eagle-Picher Industries, Inc. v. Eagle-Picher Industries, Inc. Personal Injury Settlement Trust, Number 97-1032, pending before the United States Bankruptcy Court for the Southern District of Ohio, Western Division, relating to Eagle-Picher Industries, Inc., Debtors (Consolidated Case Number 1-91-00100) (the "Liberty Mutual Settlement"), (ii) any claims against General Accident Insurance Company of America or American Employers' Insurance Company, of any rights, claims, payments or causes of action in connection with the matter of Eagle-Picher Industries, Inc. v. General Accident Insurance Company of America, et al., Number C-1-96-1082, pending before the United States District Court for the Southern District of Ohio, Western Division (the "Insurance Coverage Litigation") or (iii) any other pending claims against insurance companies under policies issued to Eagle-Picher Industries, Inc. or any affiliated company other than for claims alleging bodily injury arising out of exposure to asbestos-related and lead-related products.

          (b) The Trust and its Affiliates shall refrain from opposing, contesting or impeding, in any manner whatsoever, any claim Holdings, the Company, the Company Subsidiaries and their respective subsidiaries may make for coverage under the claims identified in Section 4.18(a) (including the Liberty Mutual Settlement and the Insurance Coverage Litigation).

          4.19 Payments to Trust. Holdings and the Trust shall enter into arrangements, reasonably satisfactory to the Trust, which shall result in the Trust receiving the payments contemplated by Sections 7.2(i) and 7.3 simultaneously with the Effective Time.

     3. Amendment to Section 8.1 of the Merger Agreement. Section 8.1 of the Merger Agreement is hereby amended by (i) inserting "or" at the end of Section 8.1(e) and (ii) adding the following Section 8.1(f):


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          (f) the matter of the Unofficial Committee of Co-Defendants v.
     Eagle-Picher Industries, Inc., et al., Case Nos. 96-4309 and 97-149, pending before the United States Court of Appeals for the Sixth Circuit, relating to In re Eagle-Picher Industries, Inc., Debtor.

     4. Amendment to Section 8.3 of the Merger Agreement. Section 8.3 of the Merger Agreement is hereby amended by deleting "Section 8.1(c)" in the fifteenth and eighteenth lines of Section 8.3 and replacing such language with "Section 8.1".

     5. Amendment to Section 8.4 of the Merger Agreement. Section 8.4 of the Merger Agreement is hereby amended by:

     (a) (i) deleting "Section 8.1" in the first line of Section 8.4(a)(ii) and replacing such language with "Sections 8.1(a), (b), (c), (d), or (e)", (ii) deleting "Section 8.1" in the sixth line of Section 8.4(a)(ii) and replacing such language with "Sections 8.1(a), (b), (c), (d) and (e)", and (iii) deleting "and" at the end of Section 8.4(a)(ii);

     (b) adding the following Section 8.4(a)(iii):

          (iii) The cumulative aggregate amount of all Losses for which the Trust shall be liable pursuant to Section 8.1(f) shall in no event exceed an amount equal to (x) the sum of the Merger Consideration plus Two Hundred Fifty Million Dollars ($250,000,000) less (y) the cumulative aggregate amount of all Losses for which the Trust shall be liable pursuant to Sections 8.1 (a), (b), (c), (d) and (e); and

     (c) replacing "(iii)" at the beginning of Section 8.4(a)(iii) with "(iv)".

     6. Amendment to Article 10 of the Merger Agreement . Article 10 of the Merger Agreement is hereby amended by adding the following Section 10.17:

          10.17 Specific Performance. The parties recognize that any breach of any covenant or agreement contained in this Agreement may give rise to irreparable harm for which money damages would not be an adequate remedy and accordingly agree that, in addition to other remedies, any non-breaching party will be entitled to enforce the covenants and agreements of a breaching party contained herein by a decree of specific performance without the necessity of proving the inadequacy as a remedy of money damages.

     7. Ratification. Except as amended hereby, the Merger Agreement continues and shall remain in full force and effect in all respects. In the event of any conflict or inconsistency between the terms of this Amendment and the Merger Agreement, the terms of this Amendment shall govern.

     8. Miscellaneous. This Amendment may be executed simultaneously in two (2) or more counterparts, each of which shall be deemed to be an original, but all of which together shall together constitute and be the same instrument. This Amendment shall in all respects be interpreted, construed and governed by and in accordance with the laws of the State of New


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                                                                               5

York, disregarding any conflict of laws provisions which might otherwise require the application of the law of another jurisdiction.



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IN WITNESS WHEREOF, the duly authorized officers or representatives of the parties hereto have duly executed this Amendment on the date first written above.


EAGLE-PICHER HOLDINGS, INC.                           EAGLE-PICHER INDUSTRIES, INC.
                                                      PERSONAL INJURY SETTLEMENT TRUST

By: /s/ JOEL P. WYLER                                 By: /s/ RUTH R. McMULLIN
    ----------------------------                          ---------------------------
    Name:  Joel P. Wyler                              Name:  Ruth R. McMullin
    Title: Chairman and President                     Title: Chairperson of the Trustees


E-P ACQUISITION, INC.                                 EAGLE-PICHER INDUSTRIES, INC.

By: /s/ JOEL P. WYLER                                 By: /s/ ANDRIES RUIJSSENAARS
   -----------------------------                          ----------------------------
   Name:  Joel P. Wyler                               Name:  Andries Ruijssenaars
   Title: Chairman and President                      Title: President and Chief Operating Officer





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